UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K




                  Current Report Under Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                        Date of Report February 5, 1999



                            FIDELITY FEDERAL BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Indiana                    0-22880             35-1894432
----------------------------        ----------       -------------------
(State of other jurisdiction        Commission         (IRS Employer
    of Incorporation of              File No.        Identification No.)
       Organization)



                       700 S. Green River Road, Suite 2000
                            Evansville, Indiana 47715
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (812) 469-2100
               --------------------------------------------------
               Registrant's telephone number, including area code




              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 5      Other events

         On February 3, 1999 the Board of Directors of United Fidelity Bank, fsb (the "Bank"), a wholly owned subsidiary of Fidelity Federal Bancorp ("FFED") entered into a Supervisory Agreement ("Agreement") with the Office of Thrift Supervision ("OTS"). The Supervisory Agreement follows the most recent examination of the Bank by the OTS during the Bank's fourth quarter. As previously reported and in response to such examination, the Bank voluntarily had already begun taking action to respond to some of the OTS criticisms in the examination and some of the requirements of the Supervisory Agreement. In entering into the Supervisory Agreement, the Bank did not admit or deny any violations of law or regulations and/or unsafe or unsound practices.

         Under the terms of the Supervisory Agreement, the Bank must develop and submit to the OTS for approval a strategic plan which includes, at a minimum, capital targets; specific strategies; concentration limits for all assets; a plan for reducing the Bank's concentration of high risk assets; review of infrastructure, staffing and expertise with respect to each area of the Bank's operations; and capital planning.

         In addition, the Bank must, among other things, take specified action within specified time frames. These actions include, among others: the development of a written plan for the reduction of classified and criticized assets to specified levels; maintenance of sufficient reserves in the allowance for loan and lease losses; restriction of its growth in total assets to an amount not in excess of an amount equal to the net interest credited on deposit liabilities without prior OTS approval; limiting growth of its consumer loan portfolio to an amount not in excess of 25% of its total assets; development of a written plan to divest all real estate held for development; adoption of policies and procedures designed to avoid potential conflicts of interest; development of policies and procedures to increase liquidity; adoption of a policy with respect to its mortgage brokerage activity, which would address the operation and risk management; and maintenance of a fully staffed and functioning internal audit department and independent loan review process.

         The Bank is also prohibited from taking certain actions, including, among others: investing in, purchasing, or committing to make or purchase any additional commercial loans or commercial real estate loans; requesting permission from the OTS to engage in additional commercial loan activity until the Bank has hired an experienced loan staff and credit analyst; refinancing or extending classified or criticized commercial loans without the prior approval of the OTS; engaging in "sub prime" consumer lending activities; making capital distributions, including dividends to the Company; making any additional equity investments; developing any real estate without specific approval of the OTS; acquiring any additional real estate for future development; selling any asset to an affiliated party without prior written approval of the OTS; and, refinancing or extending any non-classified or criticized commercial loan if additional funds are extended.

         The Bank is also required to obtain OTS approval prior to adding or replacing any director or senior executive officer. The Bank is also prohibited, without prior OTS approval, from entering into any contract with any executive officer or director which would require a "golden parachute" payment and from increasing the executive benefit package in an amount in excess of the annual cost of living. The Bank is also required to develop a plan to reduce employee turnover, build an experienced staff, and provide for management succession.

         Management of the Bank indicated that the Bank had already begun taking, or refraining from taking, some of the actions requested by the OTS and that the Bank expects to stay in compliance with the terms of the Supervisory Agreement. In this respect, the Bank has already ceased making commercial loans; increased its allowance for loan and lease losses; restricted its growth; begun the process of divesting its real estate held for development; engaged an independent vendor to provide loan review services; ceased making additional equity investments; and ceased developing real estate.

Included for filing is a press release dated January 29, 1999.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FIDELITY FEDERAL BANCORP



Date: February 5, 1999                      By: /s/ Donald R. Neel
      ---------------------------              ------------------------------
                                               Donald R. Neel, Executive Vice
                                               President, CFO and Treasurer

                    [LETTERHEAD OF FIDELITY FEDERAL BANCORP]




CONTACTS:     M. BRIAN DAVIS, PRESIDENT AND CEO   (812)469-2100, Ext. 12
              DONALD R. NEEL, EXEC. VP AND CFO    (812)469-2100, Ext. 14


FOR IMMEDIATE RELEASE                                      JANUARY 29, 1999

         (Evansville, Indiana) Fidelity Federal Bancorp (the "Company") (NASDAQ NMS:FFED), the holding company of United Fidelity Bank, fsb (the "Bank"), reported that the Bank had entered into a Supervisory Agreement ("Agreement") with the Office of Thrift Supervision ("OTS") on January 28, 1999. The Agreement follows the most recent examination of the Bank by the OTS during the Bank's fourth quarter. As previously reported and in response to such examination, the Bank voluntarily had already begun taking action to respond to some of the OTS criticisms in the examination and some of the requirements of the Agreement.

         Under the terms of the Agreement, the Bank will develop and submit to the OTS for approval a strategic plan which will include: capital targets; specific strategies; concentration limits for all assets; a plan for reducing the Bank's concentration of high risk assets; a review of infrastructure, staffing and expertise with respect to each area of the Bank's operations; and capital planning. In addition, the Bank will, among other things, take certain actions within specified time frames, such as actions relating to asset quality, restriction of growth, disposition of certain surplus real estate, cessation of capital distributions, including dividends to the Company, and cessation of additional commercial or commercial real estate lending activity. The Bank and the OTS also agreed on certain actions the Bank will take before the Bank may seek to resume its commercial lending activity.

         Management of the Bank indicated that the Bank had already begun taking, or refraining from taking, some of the actions requested by the OTS. In this respect and as previously reported, the Bank has already ceased making commercial loans and paying dividends. In addition, the Bank has already increased its allowance for loan and lease losses; restricted its growth; begun the process of divesting its real estate held for development; engaged an independent vendor to provide loan review services; ceased making additional equity investments; and ceased developing real estate. Management indicated that the Bank expects to stay in compliance with the terms of the Agreement.

          The Company is a unitary savings and loan holding company based in Evansville, Ind. Its savings bank subsidiary, United Fidelity Bank, fsb, maintains four locations in Evansville. The Bank participates in various real estate activities including mortgage banking and finance, as well as owning and managing housing developments through its wholly-owned subsidiaries: Village Capital Corporation, Village Housing Corporation, and Village Management Corporation. The Bank also offers an array of insurance products through Village Insurance Corporation.

         Information on FFED is available on the Internet at http://www.ufb-ffed.com.